EXHIBIT 10.1

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of March 23, 2015 (“Effective Date”), by and between LSI INDUSTRIES INC., an Ohio corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

BACKGROUND

A.     The Borrower has executed and delivered to the Bank one or more promissory notes, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on the attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.     The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.     The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.     The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.     As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.     To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys’ fees) suffered by or rendered against the Bank or any of the other indemnified parties on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof, and grants the same as its own free act and deed.

6.     This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.     This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.     This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in Cincinnati, Ohio. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, excluding its conflict of laws rules.

9.     Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[signature page follows]

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory S. Buchanan
Gregory S. Buchanan
Senior Vice President

1030960.0402064 4825-5319-9138v1

EXHIBIT A TO

AMENDMENT TO LOAN DOCUMENTS

DATED AS OF MARCH 23, 2015

(LSI Industries Inc.)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the following have previously been amended, supplemented or otherwise modified):

1.     Amended and Restated Loan Agreement dated as of June 19, 2014 (the “Loan Agreement”) between the Borrower and the Bank;

2.     $30,000,000 Second Amended and Restated Committed Line of Credit Note dated as of June 19, 2014 (the “Note”) made by the Borrower in favor of the Bank;

3.     Second Amended and Restated Guaranty Agreement dated as of June 19, 2014 (the “Guaranty”) made by the guarantors party thereto in favor of the Bank with respect to the obligations of the Borrower to the Bank; and

4.     All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Note is amended as follows:

1.     The second sentence of Section 1 (Advances) of the Note is hereby deleted and replaced with the following: The “Expiration Date” shall mean March 31, 2018, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower.

C.	The Loan Agreement is amended as follows:

1.     Section 1.3 of the Loan Agreement is hereby deleted and replaced with the following:

1.3.     Facility Fee. If, for any calendar quarter, the sum of the average daily outstanding balance of the Revolving Loan and the face amount of outstanding Letters of Credit does not equal the maximum facility amount of the Revolving Loan, then Borrower shall pay to the Bank a fee at a rate equal to 0.125% per annum on the amount by which the maximum facility amount of the Revolving Loan exceeds such sum. Such fee shall be payable to the Bank in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

D.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.     Execution by all parties and delivery to the Bank of this Amendment.

2.     The Borrower shall have paid, or reimbursed the Bank for, the fees and expenses of the Bank’s counsel in connection with the preparation, execution and delivery of this Amendment and the related documents.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (individually and collectively, the “Guarantor”) consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Second Amended and Restated Guaranty Agreement dated as of June 19, 2014 (the “Guaranty”) relating to the Obligations mentioned in the Amendment shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by the Amendment.

By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor's personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of the Amendment, intending to be legally bound hereby.

LSI MIDWEST LIGHTING INC.
LSI ADAPT INC.
GRADY McCAULEY INC.
LSI INTEGRATED GRAPHICS LLC
LSI KENTUCKY LLC
LSI LIGHTRON INC.
LSI RETAIL GRAPHICS LLC
LSI ADL TECHNOLOGY LLC
LSI CONTROLS INC.
LSI GREENLEE LIGHTING INC.
LSI MARCOLE INC.

By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Secretary and Treasurer